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                                                                 EXHIBIT 10.11





                                               MANAGEMENT CONSULTING
                                      AGREEMENT dated as of September 28, 1995, between ADVANCED ACCESSORY SYSTEMS, LLC, a Delaware limited liability company
                                      (the "Company"), and BARRY BANDUCCI (the
                                      "Consultant").

                  Reference is made to the Asset Purchase Agreement dated as of September 28, 1995, as amended (the "Purchase Agreement"), among MascoTech, Inc., a Delaware corporation ("MascoTech"), the Company and the other parties thereto. Pursuant to the Purchase Agreement, the Company has acquired substantially all of the assets of the Accessories Group of MascoTech Automotive Systems Group, Inc. and MascoTech Industrial Components, Inc.

                  The Company desires to retain the Consultant to perform management consulting services for the Company and its parent company, AAS Holdings, LLC (the "Parent"), and the Consultant desires to perform such management consulting services for the Company and the Parent, in each case, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

                  SECTION 1 RETENTION OF CONSULTANT. The Company hereby retains the Consultant as a consultant, and the Consultant hereby accepts such retention by the Company, upon the terms and conditions hereinafter set forth. The Consultant shall perform all such services as an independent contractor to the Company and not as an employee, agent or representative of the Company.

                  SECTION 2 TERM. The retention of the Consultant hereunder shall be for a period commencing on the date hereof (the "Commencement Date") and ending at the end of the eighteenth month after the date hereof or such earlier date upon which the retention of the Consultant shall terminate in accordance with the provisions hereof. Unless terminated earlier in accordance with the provisions hereof, the retention of the Consultant hereunder shall continue after the end of such eighteenth month for successive six-month periods unless the Company shall give the Consultant notice to terminate such retention no later than 30 days prior to the commencement of any such six-month period. The period commencing on the Commencement Date and ending on the date of termination of the Consultant's retention hereunder shall be called the "Term", and the date on which the Consultant's retention hereunder shall terminate shall be called the "Termination Date".


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                  SECTION 3 DUTIES.  During the Term, the Consultant shall
advise the Company concerning such matters that relate to the business and affairs of the Company and its affiliates, in each case as the Company shall reasonably request, and shall perform such duties as are consistent therewith as the Board of Managers of the Company (the "Board") shall designate. During the Term, the Consultant shall also serve on the Board and on the Board of Managers of the Parent. Following the Termination Date, the Consultant shall continue to serve on such Boards in accordance with the provisions of the Members' Agreement of even date herewith among the Parent, the Consultant and the other parties named therein.

                  SECTION 4 TIME TO BE DEVOTED TO SERVICES. During the Term, the Consultant shall not be required to devote any specified amount of time to the provisions of services hereunder and shall only be required to devote such reasonable amount of time to the business of the Company and its subsidiaries and parent company as the Consultant shall reasonably determine to be necessary to fulfill his duties hereunder.

                  SECTION 5 COMPENSATION. The Company (or at the Company's option, any subsidiary or affiliate thereof) shall pay to the Consultant an annual consulting fee (the "Fee") during the Term of $50,000, payable in equal monthly installments.

                  (b) Anything contained in this Agreement to the contrary notwithstanding, during the continuation of any payment default by the Company under the Acquisition Indebtedness, the Company's obligation to pay the Fee shall be accrued and deferred until such payment default shall have been cured. Any portion of the Fee so deferred shall be paid as soon as practical after such payment default shall be cured but in any event within one year thereafter. As used herein, (i) "Acquisition Indebtedness" shall mean any indebtedness (a) under the Credit Agreement dated the date hereof, among the Parent, the Company and the financial institutions from time to time party thereto, as amended, restated, modified or supplemented (the "Credit Agreement"), (b) under the Senior Subordinated Loan Agreement dated the date hereof between the Company and London Pacific Life & Annuity Company (the "Subordinated Loan Agreement") and
(c) used to refinance the indebtedness evidenced by the Credit Agreement and the Subordinated Loan Agreement and (ii) "payment default" shall mean the failure to pay any amount in a timely fashion.


                  (c) Following the Termination Date and for so long as the Consultant shall continue to serve on the Boards of the Company and Parent, the Consultant shall receive an annual Board fee of no less than 10% of the aggregate purchase price for all Units of the Parent acquired by him, payable in equal monthly installments.

                  SECTION 6 BUSINESS EXPENSES; BENEFITS. (a) The Company (or, at the Company's option, any subsidiary or affiliate thereof) shall reimburse the Consultant, in accordance with its practice from time to time, for all reasonable and necessary expenses and other disbursements incurred by the Consultant for or on behalf of the Company in the performance of the Consultant's duties hereunder. The Consultant shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.


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                  (b) The Company shall have no obligation to provide any
benefits to Consultant, including, without limitation, any health, life or disability benefits.

                  SECTION 7 EARLY TERMINATION. (a) If the Consultant is incapacitated or disabled in a manner that would prevent the Consultant from performing his duties hereunder for a period of 90 consecutive days, the Term and the retention of the Consultant under this Agreement shall cease and the Company shall have no further obligations hereunder.

                  (b) If the Consultant dies during the Term, the Term and the Consultant's retention hereunder shall cease as of the date of the Consultant's death and the Company shall have no further obligations hereunder.

                  SECTION 8 DISCLOSURE OF INFORMATION. The Consultant shall not, at any time during the Term or thereafter, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information (including, without limitation, non-public information obtained prior to the date hereof) concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever, nor shall the Consultant make use of any of such non-public information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof. Upon the termination of the Term, the Consultant shall return to the Company all property of the Company or any subsidiary or affiliate thereof then in the possession of the Consultant and all books, records, computer tapes or discs and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof. Notwithstanding the foregoing, the Consultant shall be entitled to retain any records and information he would otherwise be entitled to possess by virtue of his status as a Member of the Parent.

                  SECTION 9 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  if to the Company, to:

                  265 16th Street
                  Port Huron, MI  48060
                  Telecopier: (810) 987-2212;


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                  with copies to:

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Attention:  John J. Suydam, Esq.
                  Telecopier: (212) 408-2420;

                  if to the Consultant, to:

                  Barry Banducci
                  c/o The Equion Corporation
                  741 Boston Post Road, Suite 101
                  Guilford, CT  06437

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

                  SECTION 10. BINDING AGREEMENT; BENEFIT. Subject to Section 15, the provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

                  SECTION 11. GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Michigan (without giving effect to principles of conflicts of laws).

                  SECTION 12. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

                  SECTION 13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

                  SECTION 14. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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                  SECTION 15. ASSIGNMENT. This Agreement is personal in its
nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries and affiliates.

                  SECTION 16. COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 17. GENDER. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Management Consulting Agreement as of the date first written above.

                                             ADVANCED ACCESSORY SYSTEMS, LLC



                                             By: /s/ Max Liechtenstein
                                                 ----------------------------
                                                 Name: M. Liechtenstein
                                                 Title: Vice President


                                                 /s/ Barry Banducci
                                                 ----------------------------
                                                 Barry Banducci




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